UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT |X|

FILED BY PARTY OTHER THAN THE REGISTRANT |_|

CHECK THE APPROPRIATE BOX:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |_|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |X| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         PLANETLINK COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

      (2)   Aggregate number of securities to which transactions applies:

            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11: _____

      (4)   Proposed maximum aggregate value of transaction: ____________

      (5)   Total fee paid: _________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid: __________

      (2)   Form, Schedule or Registration Statement No.: __________

      (3)   Filing party: __________

      (4)   Date Filed: _____

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                         PLANETLINK COMMUNICATIONS, INC.
                               1415 BOOKHOUT DRIVE
                             CUMMING, GEORGIA 30041
                            TELEPHONE (678) 455-7075

                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 4, 2005

To the Shareholders of Planetlink Communications, Inc.:

      Notice is hereby given that the 2005 Annual Meeting of the Shareholders of Planetlink Communications, Inc. will be held at the offices of Andre & Blaustein, 127 Peachtree Street, N.E. Suite 700, Atlanta, Georgia 30303, on Friday, November 4, 2005, at 2:00 p.m. Atlanta, Georgia time, for the following purposes:

      1. To elect a board of directors composed of seven members for the following year. Management has nominated M. Dewey Bain, Darrell Carver, Shawn Chemtov, Mary Hitt, Harold Jackson, Richard L. Lapaglia, and Melvin Williams.

      2. To vote upon a proposal to restate and amend the certificate of incorporation to, among other things:

            a.    increase the number of shares authorized from 800 million to
                  1.5 billion of which 200 million will be classified as preferred stock with its terms to be determined by the board of directors;

            b. to amend the provisions regarding indemnification of officers, directors and certain other people;

      3. To vote upon a proposal to ratify the selection of Chisholm, Bierwolf & Nilson LLC, certified public accountants, Bountiful, Utah, as our independent public accountants for the fiscal year ending December 31, 2005.

      4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on September 6, 2005 are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof. A list of the shareholders will be available for inspection for at least 10 days prior to the meeting during normal business hours at our offices, the address of which appears above.

      Shareholders are cordially invited to attend the meeting in person. Those who do not plan to attend and who wish their shares voted are requested to sign, date, and mail promptly the enclosed proxy, for which a return envelope is provided.

THE COMPANY WILL FILE A PROXY STATEMENT, CONTAINING A DESCRIPTION OF THE DIRECT AND INDIRECT INTERESTS OF THE MANAGEMENT AT WHOSE DIRECTION THIS NOTICE IS BEING GIVEN, WITH THE SECURITES AND EXCHANGE COMMISSION PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABE BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. A FREE COPY OF THE PROXY STATEMENT, ONCE IT IS FILED, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, CAN BE OBTAINED WITHOUT CHARGE AT THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT WILL ALSO BE MAILED, WITHOUT CHARGE, TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 6, 2005, OR MAY BE OBTAINED BY DIRECTING A REQUEST TO THE COMPANY.

                                By Order of the Board of Directors,


                                        /s/  M. Dewey Bain
                                        -------------------------------------
                                        M. Dewey Bain,
                                        President and Chief Executive Officer

Cumming, Georgia
October 18, 2005